UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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FRONTIER AIRLINES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRONTIER AIRLINES HOLDINGS, INC.
7001 TOWER ROAD
DENVER, CO  80249-7312

To the Stockholders of Frontier Airlines Holdings, Inc.:

We are providing additional information to supplement the Proxy Statement that was previously mailed to you on July 27, 2007 in connection with the 2007 Annual Meeting of Stockholders of Frontier Airlines Holdings, Inc. to be held on September 6, 2007.

Since the date of the Proxy Statement, we have announced that Jeff S. Potter will resign as our President and Chief Executive Officer effective September 6, 2007. Mr. Potter will not, however, resign as a member of our board of directors and  will  continue to stand for election to our board of directors at the 2007 Annual Meeting of Stockholders. After leaving Frontier, Mr. Potter has announced that he will serve as the chief executive officer of Exclusive Resorts, LLC, a luxury destination club.

In addition, on August 14, 2007, we announced that Sean Menke will succeed Mr. Potter as our President and Chief Executive Officer effective September 7, 2007. Mr. Menke also will be appointed as a director by our board of directors.  Mr. Menke was the Executive Vice President, Commercial Strategy for Air Canada from May 2007 to August 2007, and was Executive Vice President and Chief Commercial Officer for Air Canada from July 2005 to May 2007. Mr. Menke is 38 years old and has over 15 years of aviation experience, including serving as Frontier Airlines’ Senior Vice President - Chief Operating Officer from July 2004 to July 2005, Senior Vice President-Marketing from November 2003 to June 2004, and Vice-President-Marketing and Planning from June 2000 to November 2003. Mr. Menke held various positions with United Airlines, America West Airlines, and Western Pacific Airlines before his prior tenure at Frontier Airlines. Mr. Menke holds an executive MBA from the University of Denver, as well as dual Bachelor’s degrees in Economics and Aviation Management from Ohio State University.

These announcements do not affect the proxy card previously sent to you with the Proxy Statement.  No action on your part is required if you have already voted and do not want to change your vote. Please see the Proxy Statement for information on how to vote or revoke previously submitted proxies.

We look forward to your attendance either in person or by proxy at our September 6, 2007 Annual Meeting of Stockholders.

By order of the Board of Directors

August 16, 2007	FRONTIER AIRLINES HOLDINGS, INC.

/s/ David Sislowski
David Sislowski
Secretary